UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2008

Date of Report (Date of earliest event reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52498	38-3737811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On December 19, 2008 (the “Closing Date”), First California Financial Group, Inc. (the “Company”) issued and sold, and the United States Department of the Treasury (the “U.S. Treasury”) purchased, (1) 25,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share par value $0.01 per share, and (2) a ten-year warrant (the “Warrant”) to purchase initially up to 599,042 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $6.26 per share, for an aggregate purchase price of $25 million in cash. The Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K announcing the sale of the Preferred Shares and Warrant.

The securities were sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, if, as and when declared by the Company’s Board of Directors out of funds legally available therefor. The Preferred Shares have no maturity date and rank senior to the Common Stock (and pari passu with the Company’s Series A Convertible Perpetual Preferred Stock) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided, however, that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (December 19, 2011) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the letter agreement, dated the Closing Date between the Company and the U.S. Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein) (the “Purchase Agreement”) and set forth below) in excess of $6.25 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The U.S. Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 599,042 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $25 million from one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $25 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the U.S. Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. For purposes of the foregoing, “Qualified Equity Offering” is defined as the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary after the Closing Date of shares of perpetual preferred stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier I capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Purchase Agreement pursuant to which the Preferred Shares and the Warrant were sold contains limitations on the payment of dividends on the Common Stock and on the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of Messrs. C. G. Kum, Romolo Santarosa, Cheryl Knight and Edmond Sahakian, the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA.

Copies of the Purchase Agreement, the form of Warrant and the Certificate of Designations with respect to the Preferred Shares are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into Items 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, the Company filed with the Delaware Division of Corporations the Certificate of Designations establishing the terms of the Preferred Shares. This Certificate of Designations is an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

3.1 ,4.1	Certificate of Designations with respect to the Preferred Shares, dated December 17, 2008.

4.2	Warrant to purchase up to 599,042 shares of Common Stock, issued on December 19, 2008.

10.1	Letter Agreement, dated December 19, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

99.1	Press release dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Date: December 19, 2008	By:	/S/ ROMOLO SANTAROSA
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1 ,4.1	Certificate of Designations with respect to the Preferred Shares, dated December 17, 2008.

4.2	Warrant to purchase up to 599,042 shares of Common Stock, issued on December 19, 2008.

10.1	Letter Agreement, dated December 19, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

99.1	Press release dated December 19, 2008